Exhibit 24.2

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Shai N. Gozani and Thomas T. Higgins, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1, and any and all amendments (including post-effective amendments or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) thereto, relating to the offer and sale by NeuroMetrix, Inc. of its common stock and warrants and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature		Title	Date
By:	/s/ David Van Avermaete	Director	October 14, 2013
David Van Avermaete